Exhibit 99.1

NEWS RELEASE

TCF Financial Corporation • 200 Lake Street East • Wayzata MN 55391

FOR IMMEDIATE RELEASE

Contact:
Mark Goldman        (952) 475-7050        news@tcfbank.com         (Media)
Jason Korstange        (952) 745-2755        investor@tcfbank.com        (Investors)

TCF REPORTS QUARTERLY NET INCOME OF $60.5 MILLION, OR 29 CENTS PER SHARE

THIRD QUARTER OBSERVATIONS

–	Revenue of $343.3 million, up 3.5 percent from the third quarter of 2016

–	Net interest income of $234.1 million, up 10.4 percent from the third quarter of 2016

–	Net interest margin of 4.61 percent, up 27 basis points from the third quarter of 2016

–	Period-end loans and leases of $19.0 billion, up 9.2 percent from September 30, 2016

–	Net charge-offs as a percentage of average loans and leases of 0.18 percent, down 8 basis points from the third quarter of 2016

–	Non-accrual loans and leases of $119.6 million, down 37.1 percent from September 30, 2016

–	Average deposits of $17.6 billion, up 2.9 percent from the third quarter of 2016

–	Efficiency ratio of 68.46 percent, improved 54 basis points from the third quarter of 2016

–
Earnings per share of 29 cents, down 2 cents from the third quarter of 2016. Impact of 4 cents per share related to the notice of our intent to redeem the Series A Non-Cumulative Perpetual Preferred Stock.

Summary of Financial Results									Table 1
				Change
(Dollars in thousands, except per-share data)	3Q	2Q	3Q	3Q17 vs	3Q17 vs		YTD	YTD
	2017	2017	2016	2Q17	3Q16		2017	2016	Change
Net income attributable to TCF	$60,528	$60,432	$56,292	0.2%	7.5%		$167,238	$162,032	3.2%
Net interest income	234,103	227,161	212,018	3.1	10.4		683,378	636,660	7.3
Diluted earnings per common share	0.29	0.33	0.31	(12.1)	(6.5)		0.86	0.88	(2.3)

Financial Ratios(1)
Return on average assets	1.15%	1.17%	1.12%	(2) bps	3	bps	1.07%	1.07%	—	bps
Return on average common equity	8.44	9.96	9.59	(152)	(115)		8.69	9.39	(70)
Return on average tangible common equity(2)	9.57	11.15	10.78	(158)	(121)		9.77	10.58	(81)
Net interest margin	4.61	4.52	4.34	9	27		4.53	4.35	18
Net charge-offs as a percentage of average loans and leases	0.18	0.28	0.26	(10)	(8)		0.19	0.25	(6)

(1) Annualized.
(2) See "Reconciliation of GAAP to Non-GAAP Financial Measures" table.

WAYZATA, Minn. (October 27, 2017) - TCF Financial Corporation ("TCF" or the "Company") (NYSE: TCF) today reported net income of $60.5 million for the third quarter of 2017, compared with $56.3 million for the third quarter of 2016 and $60.4 million for the second quarter of 2017. Diluted earnings per common share was 29 cents for the third quarter of 2017 (inclusive of a one-time reduction in net income available to common stockholders of $5.8 million and accrued dividends payable of $1.6 million, or 4 cents per common share, related to the notice of our intent to redeem the Series A Non-Cumulative Perpetual Preferred Stock), compared with 31 cents for the third quarter of 2016 and 33 cents for the second quarter of 2017.

"TCF reported strong third quarter results highlighted by solid loan and lease growth, continued net interest margin expansion and stable credit quality," said Craig R. Dahl, chairman and chief executive officer. "A loan and lease portfolio purchase in leasing and equipment finance drove strong growth during the quarter. We continued to deliver strong net interest margin expansion and net interest income growth as yields in our variable- and adjustable-rate loan portfolios benefited from rising interest rates.

"We improved our risk profile and recognized recoveries from previous charge-offs through our second consumer real estate non-accrual loan sale this year. Our consistent execution of our diversification strategy has enabled us to maintain stable credit quality performance.

"The positive traction we are generating from executing on our business strategy has me very optimistic about the future of TCF. With consistent loan and lease growth, a strong revenue base and the successful launch of a new digital banking platform, there is positive momentum into 2018 at TCF.”

Revenue

Total Revenue										Table 2
				Change
(Dollars in thousands)	3Q	2Q	3Q	3Q17 vs		3Q17 vs		YTD	YTD
	2017	2017	2016	2Q17		3Q16		2017	2016	Change
Total interest income	$257,605	$248,517	$232,726	3.7%		10.7%		$748,429	$699,072	7.1%
Total interest expense	23,502	21,356	20,708	10.0		13.5		65,051	62,412	4.2
Net interest income	234,103	227,161	212,018	3.1		10.4		683,378	636,660	7.3
Non-interest income:
Fees and service charges	34,605	32,733	35,093	5.7		(1.4)		98,620	102,532	(3.8)
Card revenue	14,177	14,154	13,747	0.2		3.1		41,481	41,193	0.7
ATM revenue	5,234	5,061	5,330	3.4		(1.8)		14,970	15,639	(4.3)
Subtotal	54,016	51,948	54,170	4.0		(0.3)		155,071	159,364	(2.7)
Gains on sales of auto loans, net	—	380	11,624	(100.0)		(100.0)		3,244	33,687	(90.4)
Gains on sales of consumer real estate loans, net	8,049	8,980	13,528	(10.4)		(40.5)		25,920	33,751	(23.2)
Servicing fee income	9,966	10,730	10,393	(7.1)		(4.1)		32,347	28,778	12.4
Subtotal	18,015	20,090	35,545	(10.3)		(49.3)		61,511	96,216	(36.1)
Leasing and equipment finance	34,080	39,830	28,289	(14.4)		20.5		102,208	87,850	16.3
Other	2,930	2,795	2,270	4.8		29.1		8,428	7,518	12.1
Fees and other revenue	109,041	114,663	120,274	(4.9)		(9.3)		327,218	350,948	(6.8)
Gains (losses) on securities, net	189	—	(600)	N.M.		N.M.		189	(716)	N.M.
Total non-interest income	109,230	114,663	119,674	(4.7)		(8.7)		327,407	350,232	(6.5)
Total revenue	$343,333	$341,824	$331,692	0.4		3.5		$1,010,785	$986,892	2.4

Net interest margin(1)	4.61%	4.52%	4.34%	9	bps	27	bps	4.53%	4.35%	18	bps
Total non-interest income as a percentage of total revenue	31.8	33.5	36.1	(170)		(430)		32.4	35.5	(310)

N.M. Not Meaningful.
(1) Annualized.

Net Interest Income

•
Net interest income for the third quarter of 2017 increased $22.1 million, or 10.4 percent, from the third quarter of 2016, primarily due to an increase in interest income on loans and leases, partially offset by a decrease in interest income on loans held for sale and an increase in total interest expense. Total interest income increased $24.9 million, or 10.7 percent, from the third quarter of 2016, primarily due to increased average yields and higher average balances of the variable- and adjustable-rate commercial loans and variable-rate inventory finance loans, as well as increased average yields on the variable- and adjustable-rate consumer real estate loans and fixed-rate auto finance loans. These increases were partially offset by a lower average balance in the fixed-rate consumer real estate portfolio. Total interest expense increased $2.8 million, or 13.5 percent, from the third quarter of 2016, primarily due to increased average rates and higher average balances of certificates of deposit, as well as higher average balances of long-term borrowings, partially offset by decreased average rates and lower average balances of money market accounts.

•
Net interest income for the third quarter of 2017 increased $6.9 million, or 3.1 percent, from the second quarter of 2017, primarily due to an increase in interest income on loans and leases, partially offset by an increase in total interest expense. Total interest income increased $9.1 million, or 3.7 percent, from the second quarter of 2017, primarily due to higher average balances and increased average yields on the variable- and adjustable-rate consumer real estate loans and fixed-rate auto finance loans, as well as increased yields on the variable- and adjustable-rate commercial loans. Total interest expense increased $2.1 million, or 10.0 percent, from the second quarter of 2017, primarily due to higher average balances and increased average rates on certificates of deposit.

•
Net interest margin was 4.61 percent for the third quarter of 2017, up 27 basis points from the third quarter of 2016 and up 9 basis points from the second quarter of 2017. The increases from both periods were primarily due to higher average yields on the variable- and adjustable-rate loans due to interest rate increases, partially offset by higher average rates on certificates of deposit.

Non-interest Income

•
TCF sold no auto loans during the third quarter of 2017 due to the strategic shift in auto finance. TCF sold $614.9 million and $48.0 million of auto loans during the third quarter of 2016 and the second quarter of 2017, respectively, resulting in net gains in each respective period.

•
TCF sold $291.0 million, $437.1 million and $273.4 million of consumer real estate loans during the third quarters of 2017 and 2016 and the second quarter of 2017, respectively, resulting in net gains in each respective period. Included in consumer real estate loans sold in the third quarter of 2017 was $21.8 million of non-accrual loans, servicing released. As these loans were previously partially charged-off, a recovery of $4.6 million was recorded as a reduction to provision for credit losses and transaction fees of $0.4 million related to the sale were recorded in gains on sales of consumer real estate loans, net.

•
Servicing fee income was $10.0 million on $5.0 billion of average loans and leases serviced for others for the third quarter of 2017, compared with $10.4 million on $5.1 billion for the third quarter of 2016 and $10.7 million on $5.3 billion for the second quarter of 2017. The decreases from both periods were primarily due to run-off in the auto finance serviced for others portfolio.

•
Leasing and equipment finance non-interest income for the third quarter of 2017 increased $5.8 million, or 20.5 percent, from the third quarter of 2016 and decreased $5.8 million, or 14.4 percent, from the second quarter of 2017. The increase from the third quarter of 2016 was primarily due to an increase in operating lease revenue mainly driven by the acquisition of Equipment Financing & Leasing Corporation ("EFLC") in the second quarter of 2017, partially offset by a decrease in sales-type lease revenue due to customer-driven events. The decrease from the second quarter of 2017 was due to customer-driven events resulting in a decrease in sales-type lease revenue, partially offset by an increase in operating lease revenue due to the acquisition of EFLC.

Loans and Leases

Period-End and Average Loans and Leases								Table 3
				Percent Change
(Dollars in thousands)	3Q	2Q	3Q	3Q17 vs	3Q17 vs	YTD	YTD	Percent
	2017	2017	2016	2Q17	3Q16	2017	2016	Change
Period-End:
Consumer real estate:
First mortgage lien	$1,953,199	$2,070,385	$2,313,044	(5.7)%	(15.6)%
Junior lien	2,977,613	2,701,592	2,674,280	10.2	11.3
Total consumer real estate	4,930,812	4,771,977	4,987,324	3.3	(1.1)
Commercial	3,489,680	3,488,725	3,150,199	—	10.8
Leasing and equipment finance	4,730,931	4,333,735	4,236,224	9.2	11.7
Inventory finance	2,576,077	2,509,485	2,261,086	2.7	13.9
Auto finance	3,240,413	3,243,144	2,731,900	(0.1)	18.6
Other	20,439	19,459	17,886	5.0	14.3
Total	$18,988,352	$18,366,525	$17,384,619	3.4	9.2

Average:
Consumer real estate:
First mortgage lien	$2,016,049	$2,117,138	$2,353,097	(4.8)%	(14.3)%	$2,122,850	$2,463,497	(13.8)%
Junior lien	2,821,051	2,628,980	2,782,479	7.3	1.4	2,747,187	2,820,319	(2.6)
Total consumer real estate	4,837,100	4,746,118	5,135,576	1.9	(5.8)	4,870,037	5,283,816	(7.8)
Commercial	3,473,425	3,417,052	3,092,115	1.6	12.3	3,398,413	3,119,952	8.9
Leasing and equipment finance	4,316,434	4,277,376	4,147,488	0.9	4.1	4,293,364	4,057,755	5.8
Inventory finance	2,479,416	2,723,340	2,272,409	(9.0)	9.1	2,632,385	2,422,979	8.6
Auto finance	3,280,612	3,149,974	2,670,272	4.1	22.9	3,050,555	2,708,470	12.6
Other	11,567	10,235	9,252	13.0	25.0	10,520	9,617	9.4
Total	$18,398,554	$18,324,095	$17,327,112	0.4	6.2	$18,255,274	$17,602,589	3.7

•
Period-end loans and leases were $19.0 billion at September 30, 2017, an increase of $1.6 billion, or 9.2 percent, from September 30, 2016 and an increase of $621.8 million, or 3.4 percent, from June 30, 2017. Average loans and leases were $18.4 billion for the third quarter of 2017, an increase of $1.1 billion, or 6.2 percent, from the third quarter of 2016 and an increase of $74.5 million, or 0.4 percent, from the second quarter of 2017.

The increase from September 30, 2016 for period-end loans and leases was primarily due to increases in the auto finance and leasing and equipment finance portfolios, as well as increases in the commercial and inventory finance portfolios. The increase in the auto finance portfolio was primarily due to the reclassification of loans from held for sale to held for investment during the second quarter of 2017. The increase in the leasing and equipment finance portfolio was primarily attributable to a loan and lease portfolio purchase of $445.5 million on September 29, 2017. The increase in average loans and leases from September 30, 2016 was primarily due to increases in the auto finance and commercial loan portfolios, as well as increases in the inventory finance and leasing and equipment finance portfolios, partially offset by a decrease in the consumer real estate portfolio. The decrease in the consumer real estate portfolio was primarily due to a decrease in the first mortgage lien portfolio due to run-off and the non-accrual loan sales in the first and third quarters of 2017 totaling $71.2 million.

The increase from June 30, 2017 for period-end loans and leases was primarily due to an increase in the leasing and equipment finance portfolio due to a loan and lease portfolio purchase during the third quarter of 2017 and an increase in the consumer real estate junior lien portfolio.

•
Loan and lease originations were $3.9 billion for the third quarter of 2017, a decrease of $314.2 million, or 7.4 percent, from the third quarter of 2016 and a decrease of $150.9 million, or 3.7 percent, from the second quarter of 2017. The decrease from the third quarter of 2016 was primarily due to decreased originations in auto finance, leasing and equipment finance, and consumer real estate, partially offset by higher inventory finance originations. The decrease from the second quarter of 2017 was primarily due to decreased originations in leasing and equipment finance, partially offset by higher commercial originations.

Credit Quality

Credit Trends								Table 4
						Change
(Dollars in thousands)	3Q	2Q	1Q	4Q	3Q	3Q17 vs		3Q17 vs
	2017	2017	2017	2016	2016	2Q17		3Q16
Over 60-day delinquencies as a percentage of period-end loans and leases(1)	0.13%	0.11%	0.09%	0.12%	0.12%	2	bps	1	bps
Net charge-offs as a percentage of average loans and leases(2), (3), (4)	0.18	0.28	0.11	0.27	0.26	(10)		(8)
Non-accrual loans and leases and other real estate owned	$146,024	$158,000	$170,940	$228,242	$223,759	(7.6)%		(34.7)%
Provision for credit losses	14,545	19,446	12,193	19,888	13,894	(25.2)		4.7

(1) Excludes non-accrual loans and leases.
(2) Annualized.
(3) Excluding the $4.6 million recovery from the consumer real estate non-accrual loan sale, net charge-offs as a percentage of average loans and leases was 0.28% for 3Q 2017.
(4) Excluding the $8.7 million recovery from the consumer real estate non-accrual loan sale, net charge-offs as a percentage of average loans and leases was 0.31% for 1Q 2017.

•
The over 60-day delinquency rate, excluding non-accrual loans and leases, was 0.13 percent at September 30, 2017, up 1 basis point from September 30, 2016, and up 2 basis points from June 30, 2017. The increases from both periods were primarily driven by the leasing and equipment finance loan and lease portfolio purchase and higher delinquencies in the auto finance portfolio. The increase from September 30, 2016 was partially offset by improved credit quality in the consumer real estate first mortgage lien portfolio.

•
The net charge-off rate was 0.18 percent for the third quarter of 2017, down 8 basis points from the third quarter of 2016 and down 10 basis points from the second quarter of 2017. The decreases from both periods were primarily due to the recovery of previous charge-offs related to the consumer real estate non-accrual loans that were sold, partially offset by increased net charge-offs in the auto finance portfolio. The decrease from the second quarter of 2017 was also due to a net recovery in the commercial portfolio. Excluding the $4.6 million recovery from the non-accrual consumer real estate loan sale, the net charge-off rate was 0.28 percent for the third quarter of 2017, up 2 basis points from the third quarter of 2016 and consistent with the second quarter of 2017.

•
Non-accrual loans and leases and other real estate owned were $146.0 million at September 30, 2017, a decrease of $77.7 million, or 34.7 percent, from September 30, 2016, and a decrease of $12.0 million, or 7.6 percent, from June 30, 2017. Non-accrual loans and leases were $119.6 million at September 30, 2017, a decrease of $70.4 million, or 37.1 percent, from September 30, 2016 and a decrease of $9.7 million, or 7.5 percent, from June 30, 2017. The decrease from September 30, 2016 was primarily due to the consumer real estate non-accrual loan sales in the first and third quarters of 2017, totaling $71.2 million, partially offset by an increase in non-accrual loans and leases in the leasing and equipment finance portfolio. The decrease from June 30, 2017 was primarily due to the consumer real estate non-accrual loan sale of $21.8 million, partially offset by an increase in non-accrual loans and leases in the leasing and equipment finance and commercial portfolios. Other real estate owned was $26.4 million at September 30, 2017, a decrease of $7.3 million, or 21.7 percent, from September 30, 2016, and a decrease of $2.3 million, or 8.1 percent, from June 30, 2017. The decreases from both periods were primarily due to the sales of consumer real estate properties outpacing additions.

•
Provision for credit losses was $14.5 million for the third quarter of 2017, an increase of $0.7 million, or 4.7 percent, from the third quarter of 2016, and a decrease of $4.9 million, or 25.2 percent, from the second quarter of 2017. The increase from the third quarter of 2016 was primarily due to increased reserve requirements related to recent hurricanes of $5.2 million based on an initial analysis of current exposure and historical portfolio performance following similar natural disasters, primarily related to the auto finance portfolio. The increase was also due to increased net charge-offs in the auto finance portfolio and increased reserve requirements unrelated to the recent hurricanes in the commercial portfolio. These increases were partially offset by the recovery of $4.6 million on previous charge-offs related to the non-accrual loans that were sold and lower reserve requirements in the consumer real estate portfolio. The decrease from the second quarter of 2017 was primarily due to the recovery of previous charge-offs related to the non-accrual loans that were sold and lower reserve requirements in the consumer real estate portfolio, partially offset by increased reserve requirements of $5.2 million related to recent hurricanes. In addition, the provision for credit losses for the second quarter of 2017 included a provision attributable to the reclassification of auto finance loans from held for sale to held for investment.

Deposits

Average Deposits										Table 5
				Change
(Dollars in thousands)	3Q	2Q	3Q	3Q17 vs		3Q17 vs		YTD	YTD
	2017	2017	2016	2Q17		3Q16		2017	2016	Change

Checking	$6,046,372	$6,012,235	$5,673,888	0.6%		6.6%		$5,991,419	$5,664,812	5.8%
Savings	4,859,973	4,822,338	4,672,642	0.8		4.0		4,819,016	4,692,189	2.7
Money market	2,106,814	2,221,807	2,496,590	(5.2)		(15.6)		2,236,972	2,509,033	(10.8)
Certificates of deposit	4,636,007	4,266,488	4,304,990	8.7		7.7		4,314,088	4,239,676	1.8
Total average deposits	$17,649,166	$17,322,868	$17,148,110	1.9		2.9		$17,361,495	$17,105,710	1.5

Average interest rate on deposits(1)	0.38%	0.33%	0.37%	5	bps	1	bps	0.35%	0.36%	(1) bps

(1) Annualized.

•
Total average deposits for the third quarter of 2017 increased $501.1 million, or 2.9 percent, from the third quarter of 2016 and increased $326.3 million or 1.9 percent, from the second quarter of 2017. The increase from the third quarter of 2016 was primarily due to growth in average checking balances, certificates of deposit and savings balances, partially offset by a decrease in money market balances. The increase from the second quarter of 2017 was primarily due to growth in average certificates of deposit, partially offset by a decrease in money market balances.

•
The average interest rate on deposits for the third quarter of 2017 was 0.38 percent, up 1 basis point from the third quarter of 2016 and up 5 basis points from the second quarter of 2017. The increases from both periods were primarily due to increased average interest rates on certificates of deposit and savings balances. The increase from the third quarter of 2016 was partially offset by decreased average interest rates on money market balances.

Non-interest Expense

Non-interest Expense									Table 6
				Change
(Dollars in thousands)	3Q	2Q	3Q	3Q17 vs		3Q17 vs	YTD	YTD
	2017	2017	2016	2Q17		3Q16	2017	2016	Change

Compensation and employee benefits	$115,127	$115,918	$117,155	(0.7)%		(1.7)%	$355,522	$359,721	(1.2)%
Occupancy and equipment	38,766	38,965	37,938	(0.5)		2.2	117,331	111,830	4.9
Other	61,408	61,075	59,421	0.5		3.3	186,520	172,185	8.3
Subtotal	215,301	215,958	214,514	(0.3)		0.4	659,373	643,736	2.4
Operating lease depreciation	15,696	12,466	10,038	25.9		56.4	39,404	29,453	33.8
Foreclosed real estate and repossessed assets, net	3,829	4,639	4,243	(17.5)		(9.8)	13,017	11,298	15.2
Other credit costs, net	209	24	83	N.M.		151.8	334	41	N.M.
Total non-interest expense	$235,035	$233,087	$228,878	0.8		2.7	$712,128	$684,528	4.0

Efficiency ratio	68.46%	68.19%	69.00%	27	bps	(54) bps	70.45%	69.36%	109	bps

N.M. Not Meaningful.

•
Non-interest expense for the third quarter of 2017 increased $6.2 million, or 2.7 percent, from the third quarter of 2016, primarily due to increases in operating lease depreciation and other non-interest expense, partially offset by a decrease in compensation and employee benefits. Non-interest expense for the third quarter of 2017 increased $1.9 million, or 0.8 percent, from the second quarter of 2017, primarily due to an increase in operating lease depreciation, partially offset by decreases in foreclosed real estate and repossessed assets expense and compensation and employee benefits.

•
Compensation and employee benefits expense decreased $2.0 million, or 1.7 percent, from the third quarter of 2016 and decreased $0.8 million, or 0.7 percent, from the second quarter of 2017. The decrease from the third quarter of 2016 was primarily due to reduced headcount in auto finance, partially offset by higher enterprise services contract labor utilization. The decrease from the second quarter of 2017 was primarily due to lower sales commissions and incentive compensation, partially offset by higher salaries.

•
Other non-interest expense increased $2.0 million, or 3.3 percent, from the third quarter of 2016 and remained consistent with the second quarter of 2017. The increase from the third quarter of 2016 was primarily due to higher professional fees related to strategic investments in technology capabilities, partially offset by a decrease in impairment charges on interest-only strips.

•
Operating lease depreciation increased $5.7 million, or 56.4 percent, from the third quarter of 2016 and increased $3.2 million, or 25.9 percent, from the second quarter of 2017. The increases from both periods were due to increases in leasing and equipment finance operating lease revenue related to the acquisition of EFLC.

•
Net expenses related to foreclosed real estate and repossessed assets remained consistent with the third quarter of 2016 and decreased $0.8 million, or 17.5 percent, from the second quarter of 2017. The decrease from the second quarter of 2017 was primarily due to higher gains on sale of consumer and commercial properties and lower operating costs associated with maintaining fewer consumer properties, partially offset by higher repossessed assets expense attributable to auto finance.

Income Tax Expense

•
The Company’s effective income tax rate was 32.7 percent for the third quarter of 2017, compared with 34.0 percent for the third quarter of 2016 and 28.9 percent for the second quarter of 2017. The effective income tax rate for the second quarter of 2017 was impacted by a $3.4 million favorable state tax settlement.

Capital

Capital Information		Table 7
	At Sep. 30,	At Dec. 31,
(Dollars in thousands, except per-share data)	2017	2016
Total equity	$2,596,514	$2,444,645
Book value per common share	13.45	12.66
Tangible book value per common share(1)	11.99	11.33
Common equity to assets	10.04%	10.09%
Tangible common equity to tangible assets(1)	9.06	9.13
Capital accumulation rate(2)	7.47	8.59

	At Sep. 30,	At Dec. 31,
Regulatory Capital:	2017(3)	2016
Common equity Tier 1 capital	$2,080,729	$1,970,323
Tier 1 capital	2,362,926	2,248,221
Total capital	2,734,260	2,635,925

Regulatory Capital Ratios:
Common equity Tier 1 capital ratio	10.05%	10.24%
Tier 1 risk-based capital ratio	11.41	11.68
Total risk-based capital ratio	13.21	13.69
Tier 1 leverage ratio	10.88	10.73

(1) See "Reconciliation of GAAP to Non-GAAP Financial Measures" table.
(2) Calculated as the change in annualized year-to-date common equity Tier 1 capital as a percentage of prior year-end common equity Tier 1 capital.
(3) The regulatory capital ratios for 3Q 2017 are preliminary pending completion and filing of the Company's regulatory reports.

•	TCF maintained strong capital ratios as the Company accumulated capital through earnings.

•
On September 14, 2017, TCF completed the public offering of 7,000,000 depositary shares, each representing a 1/1000th ownership interest in a share of the 5.70% Series C Non-Cumulative Perpetual Preferred Stock (the "Series C Preferred Stock"), par value $0.01 per share. Net proceeds of the offering to TCF, after deducting deferred stock issuance costs of $5.6 million, were $169.4 million.

•
On September 15, 2017, TCF provided notice of its intent to redeem all outstanding shares of its Series A Non-Cumulative Perpetual Preferred Stock (the "Series A Preferred Stock") and the related depositary shares during the fourth quarter of 2017. As a result, TCF reclassified the outstanding liquidation preference amount of the Series A Preferred Stock totaling $172.5 million from preferred stock to accrued expenses and other liabilities on the Consolidated Statement of Financial Condition because upon the notification date, the Series A Preferred Stock became mandatorily redeemable. The liquidation preference amount equals the redemption price for all outstanding shares of the Series A Preferred Stock. Deferred stock issuance costs of $5.8 million originally recorded as a reduction to preferred stock upon the issuance of the Series A Preferred Stock were reclassified to retained earnings and resulted in a non-cash, one-time reduction to net income available to common stockholders utilized in the computation of earnings per common share and diluted earnings per common share. In addition, dividends of $1.6 million on the Series A Preferred Stock were accrued through October 15, 2017. These two items lowered earnings per common share and diluted earnings per common share by 4 cents per share for the third quarter and first nine months of 2017. Effective October 16, 2017, TCF redeemed all outstanding shares of its Series A Preferred Stock and the related depositary shares using the net proceeds from the offering of its Series C Preferred Stock and additional cash on hand.

•
On October 18, 2017, TCF's Board of Directors declared a regular quarterly cash dividend of 7.5 cents per common share, payable on December 1, 2017, to stockholders of record at the close of business on November 15, 2017. TCF also declared dividends on the 6.45% Series B and 5.70% Series C Non-Cumulative Perpetual Preferred Stock, both payable on December 1, 2017, to stockholders of record at the close of business on November 15, 2017.

Other Matters

As previously announced, the United States District Court for the District of Minnesota (the "Court") granted TCF National Bank's motion to dismiss the Consumer Financial Protection Bureau’s ("CFPB") Regulation E claims. In addition, the Court dismissed the CFPB’s unfair, deceptive and abusive conduct claims under the Consumer Financial Protection Act ("CFPA") for periods prior to July 21, 2011. The Court did not grant TCF National Bank's motion to dismiss CFPA claims for periods after July 21, 2011.

Webcast Information
A live webcast of TCF's conference call to discuss the third quarter earnings will be hosted at TCF's website,     http://ir.tcfbank.com, on October 27, 2017 at 9:00 a.m. CDT. A slide presentation for the call will be available on the website prior to the call. Additionally, the webcast will be available for replay on TCF's website after the conference call. The website also includes free access to company news releases, TCF's annual report, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company. As of September 30, 2017, TCF had $23.0 billion in total assets and 321 bank branches in Illinois, Minnesota, Michigan, Colorado, Wisconsin, Arizona and South Dakota providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing, equipment finance and auto finance business in all 50 states and commercial inventory finance business in all 50 states and Canada. For more information about TCF, please visit http://ir.tcfbank.com.

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act
Any statements contained in this earnings release regarding the outlook for the Company's businesses and their respective markets, such as projections of future performance, targets, guidance, statements of the Company's plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company's assumptions and beliefs. Such statements may be identified by such words or phrases as "will likely result," "are expected to," "will continue," "outlook," "will benefit," "is anticipated," "estimate," "project," "management believes" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company's future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2016 under the heading "Risk Factors", the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks. Deterioration in general economic and banking industry conditions, including those arising from government shutdowns, defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or increases in unemployment; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, increased deposit costs due to competition for deposit growth and evolving payment system developments, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF's loan, lease, investment, securities held to maturity and securities available for sale portfolios, including declines in commercial or residential real estate values, changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements, or the inability of home equity line borrowers to make increased payments caused by increased interest rates or amortization of principal; deviations from estimates of prepayment rates and fluctuations in interest rates that result in decreases in the value of assets such as interest-only strips that arise in connection with TCF's loan sales activity; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF's interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity; the effects of man-made and natural disasters, including fires, floods, tornadoes, hurricanes, acts of terrorism, civil disturbances and environmental damage, which may negatively affect our operations and/or our customers.

Legislative and Regulatory Requirements. New consumer protection and supervisory requirements and regulations, including those resulting from action by the Consumer Financial Protection Bureau ("CFPB") and changes in the scope of Federal preemption of state laws that could be applied to national banks and their subsidiaries; the imposition of requirements that adversely impact TCF's deposit, lending, loan collection and other business activities such as mortgage foreclosure moratorium laws, further regulation of financial institution campus banking programs, restrictions on arbitration, or new restrictions on loan and lease products; changes affecting customer account charges and fee income, including changes to interchange rates; regulatory actions or changes in customer opt-in preferences with respect to overdrafts, which may have an adverse impact on TCF; governmental regulations or judicial actions affecting the security interests of creditors; deficiencies in TCF's compliance programs, including under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs including those resulting from health care reform; regulatory criticism and resulting enforcement actions or other adverse consequences such as increased capital requirements, higher deposit insurance assessments or monetary damages or penalties; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to enterprise risk management, the Bank Secrecy Act and anti-money laundering compliance activity.

Earnings/Capital Risks and Constraints, Liquidity Risks. Limitations on TCF's ability to pay dividends or to increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry; the impact on banks of regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF's ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades or unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance including those relating to liquidity; uncertainties relating to future retail deposit account changes, including limitations on TCF's ability to predict customer behavior and the impact on TCF's fee revenues.

Branching Risk; Growth Risks. Adverse developments affecting TCF's supermarket banking relationships or either of the primary supermarket chains in which TCF maintains supermarket branches; costs related to closing underperforming branches; inability to timely close underperforming branches due to long-term lease obligations; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF's growth strategy through acquisitions or expanding existing business relationships; failure to expand or diversify TCF's balance sheet through new or expanded programs or opportunities; failure to effectuate, and risks of claims related to, sales and securitizations of loans; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products.

Technological and Operational Matters. Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change, such as by failing to develop and maintain technology necessary to satisfy customer demands, costs and possible disruptions related to upgrading systems; the failure to attract and retain key employees.

Litigation Risks. Results of litigation or government enforcement actions such as TCF's pending litigation with the CFPB and related matters, including class action litigation or enforcement actions concerning TCF's lending or deposit activities, including account opening/origination, servicing practices, fees or charges, employment practices, or checking account overdraft program "opt in" requirements; possible increases in indemnification obligations for certain litigation against Visa U.S.A.

Accounting, Audit, Tax and Insurance Matters. Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; ineffective internal controls; adverse federal, state or foreign tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF's fiduciary responsibilities.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per-share data)
(Unaudited)

	Quarter Ended September 30,		Change
	2017	2016	$	%
Interest income:
Loans and leases	$243,973	$210,765	$33,208	15.8%
Securities available for sale	8,486	7,126	1,360	19.1
Securities held to maturity	1,073	1,049	24	2.3
Loans held for sale and other	4,073	13,786	(9,713)	(70.5)
Total interest income	257,605	232,726	24,879	10.7
Interest expense:
Deposits	17,015	15,851	1,164	7.3
Borrowings	6,487	4,857	1,630	33.6
Total interest expense	23,502	20,708	2,794	13.5
Net interest income	234,103	212,018	22,085	10.4
Provision for credit losses	14,545	13,894	651	4.7
Net interest income after provision for credit losses	219,558	198,124	21,434	10.8
Non-interest income:
Fees and service charges	34,605	35,093	(488)	(1.4)
Card revenue	14,177	13,747	430	3.1
ATM revenue	5,234	5,330	(96)	(1.8)
Subtotal	54,016	54,170	(154)	(0.3)
Gains on sales of auto loans, net	—	11,624	(11,624)	(100.0)
Gains on sales of consumer real estate loans, net	8,049	13,528	(5,479)	(40.5)
Servicing fee income	9,966	10,393	(427)	(4.1)
Subtotal	18,015	35,545	(17,530)	(49.3)
Leasing and equipment finance	34,080	28,289	5,791	20.5
Other	2,930	2,270	660	29.1
Fees and other revenue	109,041	120,274	(11,233)	(9.3)
Gains (losses) on securities, net	189	(600)	789	N.M.
Total non-interest income	109,230	119,674	(10,444)	(8.7)
Non-interest expense:
Compensation and employee benefits	115,127	117,155	(2,028)	(1.7)
Occupancy and equipment	38,766	37,938	828	2.2
Other	61,408	59,421	1,987	3.3
Subtotal	215,301	214,514	787	0.4
Operating lease depreciation	15,696	10,038	5,658	56.4
Foreclosed real estate and repossessed assets, net	3,829	4,243	(414)	(9.8)
Other credit costs, net	209	83	126	151.8
Total non-interest expense	235,035	228,878	6,157	2.7
Income before income tax expense	93,753	88,920	4,833	5.4
Income tax expense	30,704	30,257	447	1.5
Income after income tax expense	63,049	58,663	4,386	7.5
Income attributable to non-controlling interest	2,521	2,371	150	6.3
Net income attributable to TCF Financial Corporation	60,528	56,292	4,236	7.5
Preferred stock dividends	6,464	4,847	1,617	33.4
Impact of notice to redeem preferred stock	5,779	—	5,779	N.M.
Net income available to common stockholders	$48,285	$51,445	$(3,160)	(6.1)

Earnings per common share:
Basic	$0.29	$0.31	$(0.02)	(6.5)%
Diluted	0.29	0.31	(0.02)	(6.5)

Dividends declared per common share	$0.075	$0.075	$—	—%

Average common and common equivalent shares
outstanding (in thousands):
Basic	168,971	167,366	1,605	1.0%
Diluted	169,240	167,968	1,272	0.8

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per-share data)
(Unaudited)

	Nine Months Ended September 30,		Change
	2017	2016	$	%
Interest income:
Loans and leases	$697,613	$639,698	$57,915	9.1%
Securities available for sale	24,518	19,020	5,498	28.9
Securities held to maturity	3,388	3,484	(96)	(2.8)
Loans held for sale and other	22,910	36,870	(13,960)	(37.9)
Total interest income	748,429	699,072	49,357	7.1
Interest expense:
Deposits	45,166	46,735	(1,569)	(3.4)
Borrowings	19,885	15,677	4,208	26.8
Total interest expense	65,051	62,412	2,639	4.2
Net interest income	683,378	636,660	46,718	7.3
Provision for credit losses	46,184	45,986	198	0.4
Net interest income after provision for credit losses	637,194	590,674	46,520	7.9
Non-interest income:
Fees and service charges	98,620	102,532	(3,912)	(3.8)
Card revenue	41,481	41,193	288	0.7
ATM revenue	14,970	15,639	(669)	(4.3)
Subtotal	155,071	159,364	(4,293)	(2.7)
Gains on sales of auto loans, net	3,244	33,687	(30,443)	(90.4)
Gains on sales of consumer real estate loans, net	25,920	33,751	(7,831)	(23.2)
Servicing fee income	32,347	28,778	3,569	12.4
Subtotal	61,511	96,216	(34,705)	(36.1)
Leasing and equipment finance	102,208	87,850	14,358	16.3
Other	8,428	7,518	910	12.1
Fees and other revenue	327,218	350,948	(23,730)	(6.8)
Gains (losses) on securities, net	189	(716)	905	N.M.
Total non-interest income	327,407	350,232	(22,825)	(6.5)
Non-interest expense:
Compensation and employee benefits	355,522	359,721	(4,199)	(1.2)
Occupancy and equipment	117,331	111,830	5,501	4.9
Other	186,520	172,185	14,335	8.3
Subtotal	659,373	643,736	15,637	2.4
Operating lease depreciation	39,404	29,453	9,951	33.8
Foreclosed real estate and repossessed assets, net	13,017	11,298	1,719	15.2
Other credit costs, net	334	41	293	N.M.
Total non-interest expense	712,128	684,528	27,600	4.0
Income before income tax expense	252,473	256,378	(3,905)	(1.5)
Income tax expense	77,341	86,766	(9,425)	(10.9)
Income after income tax expense	175,132	169,612	5,520	3.3
Income attributable to non-controlling interest	7,894	7,580	314	4.1
Net income attributable to TCF Financial Corporation	167,238	162,032	5,206	3.2
Preferred stock dividends	16,158	14,541	1,617	11.1
Impact of notice to redeem preferred stock	5,779	—	5,779	N.M.
Net income available to common stockholders	$145,301	$147,491	$(2,190)	(1.5)

Earnings per common share:
Basic	$0.86	$0.88	$(0.02)	(2.3)%
Diluted	0.86	0.88	(0.02)	(2.3)

Dividends declared per common share	$0.225	$0.225	$—	—%

Average common and common equivalent shares
outstanding (in thousands):
Basic	168,493	167,155	1,338	0.8%
Diluted	168,823	167,708	1,115	0.7

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands)
(Unaudited)

	Quarter Ended September 30,		Change
	2017	2016	$	%
Net income attributable to TCF Financial Corporation	$60,528	$56,292	$4,236	7.5%
Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on securities available for sale and interest-only strips	2,445	(4,464)	6,909	N.M.
Net unrealized gains (losses) on net investment hedges	(1,682)	561	(2,243)	N.M.
Foreign currency translation adjustment	2,939	(957)	3,896	N.M.
Recognized postretirement prior service cost	(8)	(8)	—	—
Total other comprehensive income (loss), net of tax	3,694	(4,868)	8,562	N.M.
Comprehensive income	$64,222	$51,424	$12,798	24.9

	Nine Months Ended September 30,		Change
	2017	2016	$	%
Net income attributable to TCF Financial Corporation	$167,238	$162,032	$5,206	3.2%
Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on securities available for sale and interest-only strips	17,555	21,141	(3,586)	(17.0)
Net unrealized gains (losses) on net investment hedges	(3,144)	(1,669)	(1,475)	(88.4)
Foreign currency translation adjustment	5,527	2,791	2,736	98.0
Recognized postretirement prior service cost	(22)	(22)	—	—
Total other comprehensive income (loss), net of tax	19,916	22,241	(2,325)	(10.5)
Comprehensive income	$187,154	$184,273	$2,881	1.6

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per-share data)
(Unaudited)

	At Sep. 30,	At Dec. 31,	Change
	2017	2016	$	%
ASSETS:
Cash and due from banks	$711,734	$609,603	$102,131	16.8%
Investments	87,690	74,714	12,976	17.4
Securities held to maturity	165,315	181,314	(15,999)	(8.8)
Securities available for sale	1,598,163	1,423,435	174,728	12.3
Loans and leases held for sale	254,903	268,832	(13,929)	(5.2)
Loans and leases:
Consumer real estate:
First mortgage lien	1,953,199	2,292,596	(339,397)	(14.8)
Junior lien	2,977,613	2,791,756	185,857	6.7
Total consumer real estate	4,930,812	5,084,352	(153,540)	(3.0)
Commercial	3,489,680	3,286,478	203,202	6.2
Leasing and equipment finance	4,730,931	4,336,310	394,621	9.1
Inventory finance	2,576,077	2,470,175	105,902	4.3
Auto finance	3,240,413	2,647,741	592,672	22.4
Other	20,439	18,771	1,668	8.9
Total loans and leases	18,988,352	17,843,827	1,144,525	6.4
Allowance for loan and lease losses	(168,244)	(160,269)	(7,975)	(5.0)
Net loans and leases	18,820,108	17,683,558	1,136,550	6.4
Premises and equipment, net	425,112	418,372	6,740	1.6
Goodwill	227,798	225,640	2,158	1.0
Other assets	714,215	555,858	158,357	28.5
Total assets	$23,005,038	$21,441,326	$1,563,712	7.3

LIABILITIES AND EQUITY:
Deposits:
Checking	$6,197,608	$6,009,151	$188,457	3.1%
Savings	4,972,529	4,719,481	253,048	5.4
Money market	1,965,291	2,421,467	(456,176)	(18.8)
Certificates of deposit	4,972,058	4,092,423	879,635	21.5
Total deposits	18,107,486	17,242,522	864,964	5.0
Short-term borrowings	—	4,391	(4,391)	(100.0)
Long-term borrowings	1,382,588	1,073,181	309,407	28.8
Total borrowings	1,382,588	1,077,572	305,016	28.3
Accrued expenses and other liabilities	918,450	676,587	241,863	35.7
Total liabilities	20,408,524	18,996,681	1,411,843	7.4
Equity:
Preferred stock, par value $0.01 per share, 30,000,000 shares authorized;
4,007,000 and 4,006,900 shares issued, respectively	265,967	263,240	2,727	1.0
Common stock, par value $0.01 per share, 280,000,000 shares authorized;
171,876,492 and 171,034,506 shares issued, respectively	1,719	1,710	9	0.5
Additional paid-in capital	864,632	862,776	1,856	0.2
Retained earnings, subject to certain restrictions	1,488,966	1,382,901	106,065	7.7
Accumulated other comprehensive income (loss)	(13,809)	(33,725)	19,916	59.1
Treasury stock at cost, 42,566 shares, and other	(30,867)	(49,419)	18,552	37.5
Total TCF Financial Corporation stockholders' equity	2,576,608	2,427,483	149,125	6.1
Non-controlling interest in subsidiaries	19,906	17,162	2,744	16.0
Total equity	2,596,514	2,444,645	151,869	6.2
Total liabilities and equity	$23,005,038	$21,441,326	$1,563,712	7.3

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA
(Dollars in thousands)
(Unaudited)

Over 60-Day Delinquencies as a Percentage of Portfolio(1)

	At	At	At	At	At	Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2017	2017	2017	2016	2016	2017		2016
Consumer real estate:
First mortgage lien	0.32%	0.31%	0.28%	0.40%	0.36%	1	bps	(4)	bps
Junior lien	0.05	0.05	0.05	0.05	0.03	—		2
Total consumer real estate	0.15	0.16	0.15	0.21	0.18	(1)		(3)
Commercial	—	—	—	—	0.01	—		(1)
Leasing and equipment finance	0.15	0.14	0.12	0.10	0.14	1		1
Inventory finance	0.01	0.01	—	—	0.01	—		—
Auto finance	0.25	0.20	0.13	0.23	0.20	5		5
Other	0.07	0.30	0.05	0.10	0.05	(23)		2
Subtotal	0.12	0.11	0.09	0.12	0.12	1		—
Portfolios acquired with deteriorated credit quality	9.42	—	—	—	3.06	942		636
Total delinquencies	0.13	0.11	0.09	0.12	0.12	2		1

(1)	Excludes non-accrual loans and leases.

Net Charge-Offs as a Percentage of Average Loans and Leases

	Quarter Ended(1)					Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2017	2017	2017	2016	2016	2017		2016
Consumer real estate:
First mortgage lien	(0.16)%	0.15%	(0.18)%	0.26%	0.34%	(31)	bps	(50)	bps
Junior lien	(0.38)	0.05	(0.89)	0.08	0.04	(43)		(42)
Total consumer real estate	(0.29)	0.09	(0.58)	0.17	0.17	(38)		(46)
Commercial	(0.02)	0.29	0.32	0.01	(0.01)	(31)		(1)
Leasing and equipment finance	0.10	0.14	0.13	0.10	0.18	(4)		(8)
Inventory finance	0.08	0.09	0.01	0.07	0.10	(1)		(2)
Auto finance	1.13	0.83	1.12	1.09	0.86	30		27
Other	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.		N.M.
Total	0.18	0.28	0.11	0.27	0.26	(10)		(8)

N.M. Not Meaningful.

(1)	Annualized.

Non-Accrual Loans and Leases Rollforward

	Quarter Ended					Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Sep. 30,
	2017	2017	2017	2016	2016	2017	2016
Balance, beginning of period	$129,273	$138,981	$181,445	$190,047	$195,542	$(9,708)	$(66,269)
Additions	39,094	23,667	34,661	32,398	28,697	15,427	10,397
Charge-offs	(3,916)	(6,819)	(6,412)	(4,158)	(5,670)	2,903	1,754
Transfers to other assets	(7,308)	(10,870)	(8,786)	(17,118)	(11,687)	3,562	4,379
Return to accrual status	(3,559)	(3,077)	(2,591)	(4,546)	(5,447)	(482)	1,888
Payments received	(7,993)	(11,647)	(10,732)	(14,351)	(13,845)	3,654	5,852
Sales	(25,924)	(892)	(49,916)	(2,764)	—	(25,032)	(25,924)
Other, net	(48)	(70)	1,312	1,937	2,457	22	(2,505)
Balance, end of period	$119,619	$129,273	$138,981	$181,445	$190,047	$(9,654)	$(70,428)

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA, CONTINUED
(Dollars in thousands)
(Unaudited)

Other Real Estate Owned Rollforward

	Quarter Ended					Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Sep. 30,
	2017	2017	2017	2016	2016	2017	2016
Balance, beginning of period	$28,727	$31,959	$46,797	$33,712	$36,792	$(3,232)	$(8,065)
Transferred in	5,685	8,638	7,212	13,865	10,124	(2,953)	(4,439)
Sales	(9,204)	(11,243)	(14,982)	(8,655)	(12,997)	2,039	3,793
Writedowns	(1,345)	(1,674)	(1,538)	(1,281)	(1,984)	329	639
Other, net(1)	2,542	1,047	(5,530)	9,156	1,777	1,495	765
Balance, end of period	$26,405	$28,727	$31,959	$46,797	$33,712	$(2,322)	$(7,307)

(1)	Includes transfers (to) from premises and equipment.

Allowance for Loan and Lease Losses

	At		At		At		At		At
	Sep. 30,		Jun. 30,		Mar. 31,		Dec. 31,		Sep. 30,
	2017		2017		2017		2016		2016
		% of		% of		% of		% of		% of
	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio
Consumer real estate	$47,838	0.97%	$52,408	1.10%	$53,851	1.16%	$59,448	1.17%	$62,092	1.24%
Commercial	36,344	1.04	34,669	0.99	33,697	1.00	32,695	0.99	31,648	1.00
Leasing and equipment finance	22,771	0.48	21,922	0.51	21,257	0.50	21,350	0.49	20,649	0.49
Inventory finance	11,978	0.46	12,129	0.48	15,816	0.55	13,932	0.56	11,807	0.52
Auto finance	48,660	1.50	43,893	1.35	35,108	1.26	32,310	1.22	29,115	1.07
Other	653	3.19	599	3.08	437	2.60	534	2.84	530	2.96
Total	$168,244	0.89	$165,620	0.90	$160,166	0.89	$160,269	0.90	$155,841	0.90

Changes in Allowance for Loan and Lease Losses

	Quarter Ended					Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Sep. 30,
	2017	2017	2017	2016	2016	2017	2016
Balance, beginning of period	$165,620	$160,166	$160,269	$155,841	$158,572	$5,454	$7,048
Charge-offs	(17,999)	(18,326)	(18,902)	(16,451)	(16,244)	327	(1,755)
Recoveries	9,847	5,412	13,813	4,718	4,779	4,435	5,068
Net (charge-offs) recoveries	(8,152)	(12,914)	(5,089)	(11,733)	(11,465)	4,762	3,313
Provision for credit losses	14,545	19,446	12,193	19,888	13,894	(4,901)	651
Other	(3,769)	(1,078)	(7,207)	(3,727)	(5,160)	(2,691)	1,391
Balance, end of period	$168,244	$165,620	$160,166	$160,269	$155,841	$2,624	$12,403

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Quarter Ended September 30,
	2017			2016
	Average		Yields and	Average		Yields and
	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Investments and other	$279,839	$2,679	3.80%	$331,107	$2,380	2.86%
Securities held to maturity	166,883	1,073	2.57	187,414	1,049	2.24
Securities available for sale:(3)
Taxable	825,192	4,619	2.24	747,890	4,167	2.23
Tax-exempt(4)	737,859	5,949	3.22	570,013	4,553	3.19
Loans and leases held for sale	96,143	1,394	5.75	558,649	11,406	8.12
Loans and leases:(5)
Consumer real estate:
Fixed-rate	1,872,607	26,490	5.61	2,216,945	32,041	5.75
Variable- and adjustable-rate	2,964,493	44,160	5.91	2,918,631	38,796	5.29
Total consumer real estate	4,837,100	70,650	5.80	5,135,576	70,837	5.49
Commercial:
Fixed-rate	980,262	11,411	4.62	944,347	11,675	4.92
Variable- and adjustable-rate	2,493,163	29,915	4.76	2,147,768	21,121	3.91
Total commercial	3,473,425	41,326	4.72	3,092,115	32,796	4.22
Leasing and equipment finance	4,316,434	48,874	4.53	4,147,488	46,422	4.48
Inventory finance	2,479,416	41,922	6.71	2,272,409	34,665	6.07
Auto finance	3,280,612	42,785	5.17	2,670,272	27,251	4.06
Other	11,567	146	5.03	9,252	136	5.85
Total loans and leases	18,398,554	245,703	5.31	17,327,112	212,107	4.88
Total interest-earning assets	20,504,470	261,417	5.07	19,722,185	235,662	4.76
Other assets(6)	1,434,957			1,303,670
Total assets	$21,939,427			$21,025,855
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,940,797			$1,771,840
Small business	937,847			894,761
Commercial and custodial	642,400			583,430
Total non-interest bearing deposits	3,521,044			3,250,031
Interest-bearing deposits:
Checking	2,539,211	99	0.02	2,434,934	88	0.01
Savings	4,846,090	932	0.08	4,661,565	399	0.03
Money market	2,106,814	2,478	0.47	2,496,590	3,823	0.61
Certificates of deposit	4,636,007	13,506	1.16	4,304,990	11,541	1.07
Total interest-bearing deposits	14,128,122	17,015	0.48	13,898,079	15,851	0.45
Total deposits	17,649,166	17,015	0.38	17,148,110	15,851	0.37
Borrowings:
Short-term borrowings	6,448	21	1.33	8,485	19	0.86
Long-term borrowings	983,004	6,466	2.62	729,737	4,838	2.65
Total borrowings	989,452	6,487	2.62	738,222	4,857	2.63
Total interest-bearing liabilities	15,117,574	23,502	0.62	14,636,301	20,708	0.56
Total deposits and borrowings	18,638,618	23,502	0.50	17,886,332	20,708	0.46
Other liabilities	723,792			708,048
Total liabilities	19,362,410			18,594,380
Total TCF Financial Corp. stockholders' equity	2,554,667			2,409,312
Non-controlling interest in subsidiaries	22,350			22,163
Total equity	2,577,017			2,431,475
Total liabilities and equity	$21,939,427			$21,025,855
Net interest income and margin		$237,915	4.61		$214,954	4.34

(1)	Interest and yields are presented on a fully tax-equivalent basis.

(2)	Annualized.

(3)	Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)	The yield on tax-exempt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 35% for all periods presented.

(5)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(6)	Includes leased equipment and related initial direct costs under operating leases of $249.0 million and $138.2 million for the third quarters of 2017 and 2016, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2017			2016
	Average		Yields and	Average		Yields and
	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Investments and other	$275,278	$8,142	3.95%	$334,210	$6,992	2.79%
Securities held to maturity	172,341	3,388	2.62	193,780	3,484	2.40
Securities available for sale:(3)
Taxable	820,968	13,707	2.23	695,721	11,838	2.27
Tax-exempt(4)	689,807	16,632	3.21	457,308	11,049	3.22
Loans and leases held for sale	240,753	14,768	8.20	475,017	29,878	8.40
Loans and leases:(5)
Consumer real estate:
Fixed-rate	1,972,528	83,456	5.66	2,324,648	100,386	5.77
Variable- and adjustable-rate	2,897,509	124,381	5.74	2,959,168	117,625	5.31
Total consumer real estate	4,870,037	207,837	5.71	5,283,816	218,011	5.51
Commercial:
Fixed-rate	982,414	34,250	4.66	979,913	36,233	4.94
Variable- and adjustable-rate	2,415,999	81,504	4.51	2,140,039	63,601	3.97
Total commercial	3,398,413	115,754	4.55	3,119,952	99,834	4.27
Leasing and equipment finance	4,293,364	144,786	4.50	4,057,755	135,900	4.47
Inventory finance	2,632,385	123,633	6.28	2,422,979	105,633	5.82
Auto finance	3,050,555	109,865	4.82	2,708,470	83,748	4.13
Other	10,520	414	5.27	9,617	413	5.75
Total loans and leases	18,255,274	702,289	5.14	17,602,589	643,539	4.88
Total interest-earning assets	20,454,421	758,926	4.96	19,758,625	706,780	4.78
Other assets(6)	1,338,670			1,295,913
Total assets	$21,793,091			$21,054,538
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,929,767			$1,780,397
Small business	910,185			870,024
Commercial and custodial	625,789			575,513
Total non-interest bearing deposits	3,465,741			3,225,934
Interest-bearing deposits:
Checking	2,541,384	265	0.01	2,451,330	261	0.01
Savings	4,803,310	1,971	0.05	4,679,737	1,081	0.03
Money market	2,236,972	7,897	0.47	2,509,033	11,663	0.62
Certificates of deposit	4,314,088	35,033	1.09	4,239,676	33,730	1.06
Total interest-bearing deposits	13,895,754	45,166	0.43	13,879,776	46,735	0.45
Total deposits	17,361,495	45,166	0.35	17,105,710	46,735	0.36
Borrowings:
Short-term borrowings	5,776	41	0.95	7,718	42	0.72
Long-term borrowings	1,220,615	19,844	2.17	877,123	15,635	2.38
Total borrowings	1,226,391	19,885	2.16	884,841	15,677	2.36
Total interest-bearing liabilities	15,122,145	65,051	0.57	14,764,617	62,412	0.56
Total deposits and borrowings	18,587,886	65,051	0.47	17,990,551	62,412	0.46
Other liabilities	687,826			683,198
Total liabilities	19,275,712			18,673,749
Total TCF Financial Corp. stockholders' equity	2,494,152			2,358,387
Non-controlling interest in subsidiaries	23,227			22,402
Total equity	2,517,379			2,380,789
Total liabilities and equity	$21,793,091			$21,054,538
Net interest income and margin		$693,875	4.53		$644,368	4.35

(1)	Interest and yields are presented on a fully tax-equivalent basis.

(2)	Annualized.

(3)	Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)	The yield on tax-exempt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 35% for all periods presented.

(5)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(6)	Includes leased equipment and related initial direct costs under operating leases of $210.2 million and $134.6 million for the nine months ended September 30, 2017 and 2016, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per-share data)
(Unaudited)

	Quarter Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2017	2017	2017	2016	2016
Interest income:
Loans and leases	$243,973	$234,092	$219,548	$210,848	$210,765
Securities available for sale	8,486	8,052	7,980	7,553	7,126
Securities held to maturity	1,073	1,035	1,280	1,165	1,049
Loans held for sale and other	4,073	5,338	13,499	12,092	13,786
Total interest income	257,605	248,517	242,307	231,658	232,726
Interest expense:
Deposits	17,015	14,436	13,715	15,053	15,851
Borrowings	6,487	6,920	6,478	5,159	4,857
Total interest expense	23,502	21,356	20,193	20,212	20,708
Net interest income	234,103	227,161	222,114	211,446	212,018
Provision for credit losses	14,545	19,446	12,193	19,888	13,894
Net interest income after provision for credit losses	219,558	207,715	209,921	191,558	198,124
Non-interest income:
Fees and service charges	34,605	32,733	31,282	35,132	35,093
Card revenue	14,177	14,154	13,150	13,689	13,747
ATM revenue	5,234	5,061	4,675	4,806	5,330
Subtotal	54,016	51,948	49,107	53,627	54,170
Gains on sales of auto loans, net	—	380	2,864	1,145	11,624
Gains on sales of consumer real estate loans, net	8,049	8,980	8,891	16,676	13,528
Servicing fee income	9,966	10,730	11,651	11,404	10,393
Subtotal	18,015	20,090	23,406	29,225	35,545
Leasing and equipment finance	34,080	39,830	28,298	31,316	28,289
Other	2,930	2,795	2,703	1,365	2,270
Fees and other revenue	109,041	114,663	103,514	115,533	120,274
Gains (losses) on securities, net	189	—	—	135	(600)
Total non-interest income	109,230	114,663	103,514	115,668	119,674
Non-interest expense:
Compensation and employee benefits	115,127	115,918	124,477	115,001	117,155
Occupancy and equipment	38,766	38,965	39,600	38,150	37,938
Other	61,408	61,075	64,037	59,235	59,421
Subtotal	215,301	215,958	228,114	212,386	214,514
Operating lease depreciation	15,696	12,466	11,242	10,906	10,038
Foreclosed real estate and repossessed assets, net	3,829	4,639	4,549	1,889	4,243
Other credit costs, net	209	24	101	178	83
Total non-interest expense	235,035	233,087	244,006	225,359	228,878
Income before income tax expense	93,753	89,291	69,429	81,867	88,920
Income tax expense	30,704	25,794	20,843	29,762	30,257
Income after income tax expense	63,049	63,497	48,586	52,105	58,663
Income attributable to non-controlling interest	2,521	3,065	2,308	2,013	2,371
Net income attributable to TCF Financial Corporation	60,528	60,432	46,278	50,092	56,292
Preferred stock dividends	6,464	4,847	4,847	4,847	4,847
Impact of notice to redeem preferred stock	5,779	—	—	—	—
Net income available to common stockholders	$48,285	$55,585	$41,431	$45,245	$51,445

Earnings per common share:
Basic	$0.29	$0.33	$0.25	$0.27	$0.31
Diluted	0.29	0.33	0.25	0.27	0.31

Dividends declared per common share	$0.075	$0.075	$0.075	$0.075	$0.075

Financial highlights:(1)
Return on average assets	1.15%	1.17%	0.90%	0.99%	1.12%
Return on average common equity	8.44	9.96	7.64	8.40	9.59
Net interest margin	4.61	4.52	4.46	4.30	4.34

(1)	Annualized.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS
(In thousands)
(Unaudited)

	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016
ASSETS:
Investments and other	$279,839	$259,548	$286,519	$276,018	$331,107
Securities held to maturity	166,883	172,322	177,939	182,177	187,414
Securities available for sale:(1)
Taxable	825,192	821,744	815,867	791,289	747,890
Tax-exempt	737,859	689,667	640,826	610,070	570,013
Loans and leases held for sale	96,143	165,859	464,301	492,457	558,649
Loans and leases:(2)
Consumer real estate:
Fixed-rate	1,872,607	1,963,822	2,083,472	2,169,493	2,216,945
Variable- and adjustable-rate	2,964,493	2,782,296	2,945,529	2,916,653	2,918,631
Total consumer real estate	4,837,100	4,746,118	5,029,001	5,086,146	5,135,576
Commercial:
Fixed-rate	980,262	966,884	1,000,316	948,856	944,347
Variable- and adjustable-rate	2,493,163	2,450,168	2,302,575	2,198,661	2,147,768
Total commercial	3,473,425	3,417,052	3,302,891	3,147,517	3,092,115
Leasing and equipment finance	4,316,434	4,277,376	4,285,944	4,252,543	4,147,488
Inventory finance	2,479,416	2,723,340	2,696,787	2,389,980	2,272,409
Auto finance	3,280,612	3,149,974	2,714,862	2,647,088	2,670,272
Other	11,567	10,235	9,740	9,307	9,252
Total loans and leases	18,398,554	18,324,095	18,039,225	17,532,581	17,327,112
Total interest-earning assets	20,504,470	20,433,235	20,424,677	19,884,592	19,722,185
Other assets(3)	1,434,957	1,315,495	1,263,678	1,253,002	1,303,670
Total assets	$21,939,427	$21,748,730	$21,688,355	$21,137,594	$21,025,855

LIABILITIES AND EQUITY:
Non-interest-bearing deposits:
Retail	$1,940,797	$1,967,542	$1,880,298	$1,773,673	$1,771,840
Small business	937,847	897,391	894,845	926,388	894,761
Commercial and custodial	642,400	608,706	626,081	615,686	583,430
Total non-interest bearing deposits	3,521,044	3,473,639	3,401,224	3,315,747	3,250,031
Interest-bearing deposits:
Checking	2,539,211	2,554,563	2,530,281	2,454,815	2,434,934
Savings	4,846,090	4,806,371	4,756,486	4,670,906	4,661,565
Money market	2,106,814	2,221,807	2,385,353	2,429,239	2,496,590
Certificates of deposit	4,636,007	4,266,488	4,033,143	4,198,190	4,304,990
Total interest-bearing deposits	14,128,122	13,849,229	13,705,263	13,753,150	13,898,079
Total deposits	17,649,166	17,322,868	17,106,487	17,068,897	17,148,110
Borrowings:
Short-term borrowings	6,448	6,230	4,628	5,063	8,485
Long-term borrowings	983,004	1,225,022	1,459,053	931,720	729,737
Total borrowings	989,452	1,231,252	1,463,681	936,783	738,222
Total interest-bearing liabilities	15,117,574	15,080,481	15,168,944	14,689,933	14,636,301
Total deposits and borrowings	18,638,618	18,554,120	18,570,168	18,005,680	17,886,332
Other liabilities	723,792	673,740	665,301	695,778	708,048
Total liabilities	19,362,410	19,227,860	19,235,469	18,701,458	18,594,380
Total TCF Financial Corporation stockholders' equity	2,554,667	2,494,682	2,431,755	2,417,222	2,409,312
Non-controlling interest in subsidiaries	22,350	26,188	21,131	18,914	22,163
Total equity	2,577,017	2,520,870	2,452,886	2,436,136	2,431,475
Total liabilities and equity	$21,939,427	$21,748,730	$21,688,355	$21,137,594	$21,025,855

(1)	Average balances of securities available for sale are based upon historical amortized cost and exclude equity securities.

(2)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(3)
Includes leased equipment and related initial direct costs under operating leases of $249.0 million, $200.7 million, $180.3 million, $157.2 million and $138.2 million for the third, second and first quarters of 2017, and for the fourth and third quarters of 2016, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY YIELDS AND RATES(1)(2)
(Unaudited)

	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016
ASSETS:
Investments and other	3.80%	4.20%	3.88%	3.35%	2.86%
Securities held to maturity	2.57	2.40	2.88	2.56	2.24
Securities available for sale:(3)
Taxable	2.24	2.16	2.28	2.22	2.23
Tax-exempt(4)	3.22	3.23	3.19	3.18	3.19
Loans and leases held for sale	5.75	6.34	9.39	7.89	8.12
Loans and leases:
Consumer real estate:
Fixed-rate	5.61	5.65	5.70	5.57	5.75
Variable- and adjustable rate	5.91	5.76	5.54	5.36	5.29
Total consumer real estate	5.80	5.72	5.60	5.45	5.49
Commercial:
Fixed-rate	4.62	4.62	4.75	4.70	4.92
Variable- and adjustable-rate	4.76	4.45	4.30	4.05	3.91
Total commercial	4.72	4.50	4.43	4.25	4.22
Leasing and equipment finance	4.53	4.48	4.48	4.43	4.48
Inventory finance	6.71	6.22	5.93	5.80	6.07
Auto finance	5.17	5.01	4.15	4.04	4.06
Other	5.03	5.37	5.44	5.72	5.85
Total loans and leases	5.31	5.15	4.95	4.82	4.88

Total interest-earning assets	5.07	4.94	4.86	4.70	4.76

LIABILITIES:
Interest-bearing deposits:
Checking	0.02	0.01	0.01	0.01	0.01
Savings	0.08	0.04	0.04	0.04	0.03
Money market	0.47	0.45	0.50	0.57	0.61
Certificates of deposit	1.16	1.07	1.02	1.05	1.07
Total interest-bearing deposits	0.48	0.42	0.41	0.44	0.45
Total deposits	0.38	0.33	0.33	0.35	0.37
Borrowings:
Short-term borrowings	1.33	0.79	0.65	0.77	0.86
Long-term borrowings	2.62	2.26	1.78	2.21	2.65
Total borrowings	2.62	2.25	1.78	2.20	2.63

Total interest-bearing liabilities	0.62	0.57	0.54	0.55	0.56

Net interest margin	4.61	4.52	4.46	4.30	4.34

(1)	Annualized.

(2)	Yields are presented on a fully tax-equivalent basis.

(3)	Average yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)	The yield on tax-exempt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 35% for all periods presented.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES(1)
(Dollars in thousands, except per share data)
(Unaudited)
		At Sep. 30,	At Dec. 31,
		2017	2016
Computation of tangible common equity to tangible assets and tangible book value per common share:
Total equity		$2,596,514	$2,444,645
Less: Non-controlling interest in subsidiaries		19,906	17,162
Total TCF Financial Corporation stockholders' equity		2,576,608	2,427,483
Less: Preferred stock		265,967	263,240
Total common stockholders' equity	(a)	2,310,641	2,164,243
Less:
Goodwill		227,798	225,640
Other intangibles		21,874	1,738
Tangible common equity	(b)	$2,060,969	$1,936,865

Total assets	(c)	$23,005,038	$21,441,326
Less:
Goodwill		227,798	225,640
Other intangibles		21,874	1,738
Tangible assets	(d)	$22,755,366	$21,213,948

Common stock shares outstanding	(e)	171,833,926	170,991,940

Common equity to assets	(a) / (c)	10.04%	10.09%
Tangible common equity to tangible assets	(b) / (d)	9.06%	9.13%

Book value per common share	(a) / (e)	$13.45	$12.66
Tangible book value per common share	(b) / (e)	$11.99	$11.33

		Quarter Ended			Nine Months Ended
		Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
		2017	2017	2016	2017	2016
Computation of return on average tangible common equity:
Net income available to common stockholders	(f)	$48,285	$55,585	$51,445	$145,301	$147,491
Plus: Other intangibles amortization		806	238	366	1,167	1,098
Less: Income tax expense attributable to other intangibles amortization		277	83	128	401	385
Adjusted net income available to common stockholders	(g)	$48,814	$55,740	$51,683	$146,067	$148,204

Average balances:
Total equity		$2,577,017	$2,520,870	$2,431,475	$2,517,379	$2,380,789
Less: Non-controlling interest in subsidiaries		22,350	26,188	22,163	23,227	22,402
Total TCF Financial Corporation stockholders' equity		2,554,667	2,494,682	2,409,312	2,494,152	2,358,387
Less: Preferred stock		265,556	263,240	263,240	264,021	263,240
Average total common stockholders' equity	(h)	2,289,111	2,231,442	2,146,072	2,230,131	2,095,147
Less:
Goodwill		227,539	225,876	225,640	226,359	225,640
Other intangibles		22,279	5,045	2,233	9,743	2,597
Average tangible common equity	(i)	$2,039,293	$2,000,521	$1,918,199	$1,994,029	$1,866,910

Return on average common equity(2)	(f) / (h)	8.44%	9.96%	9.59%	8.69%	9.39%
Return on average tangible common equity(2)	(g) / (i)	9.57%	11.15%	10.78%	9.77%	10.58%

(1)
When evaluating capital adequacy and utilization, management considers financial measures such as tangible common equity to tangible assets, tangible book value per common share and return on average tangible common equity. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions and also provide investors, regulators and other users with information to be viewed in relation to other banking institutions.

(2)	Annualized.

###